Exhibit 10.30

GENERAL RELEASE AND SEPARATION AGREEMENT

WHEREAS the employment of James W. Johnson (“Employee”) has ended on a no-fault basis (not a separation for cause);

WHEREAS Employee is not eligible for a severance payment under a Chevron Surplus Employee Severance Pay Program or other plan;

WHEREAS, nothing herein is intended to be construed as a separation program or other type of benefit plan;

NOW THEREFORE, CHEVRON CORPORATION (“Company”) and Employee (collectively, the “Parties”) agree to the terms of this General Release and Separation Agreement (“Agreement”) as follows:

1.Separation Payment. Company agrees to pay Employee a special, non-benefits bearing payment of $1,263,000 less tax withholding and other deductions required by law as soon as administratively possible after Employee’s termination of employment and upon receipt of Employee’s signed and unrevoked Agreement. Company will make this payment in consideration for Employee executing this Agreement and subject to Employee's satisfaction of all commitments and representations in this Agreement.

All additional employee benefits or compensation arrangements in which Employee is a participant, including without limitation, the Long-Term Incentive Plan of Chevron Corporation, including any outstanding equity awards, remain governed by the terms and conditions of each applicable plan; and are not affected in any way by this Agreement.

2.General Release: Employee knowingly and willingly RELEASES (i.e., gives up) ANY AND ALL CLAIMS (whether known or unknown) and AGREES NOT TO FILE ANY LAWSUIT against Company, respective past, present and future parent companies, ultimate parent companies, direct and indirect subsidiaries, affiliates, joint venture companies, partnerships, partners, members, successors-in-interest, predecessors-in-interest, successors-in-name, predecessors-in-name, assigns, agents, employees, officers, directors, agents, attorneys, shareholders benefit plans and insurers, and any fiduciaries of their employee benefit plans (together “Releasees”) for any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorney’s fees, damages, and liabilities of whatever kind or nature in law, equity or otherwise which Employee has or may have against Releasees as of the date of execution of this Agreement, including but not limited to any alleged violation of:

a.unlawful discrimination on the basis of age in violation of the federal Age Discrimination in Employment Act of 1967 (“ADEA”), as amended;

b.other unlawful discrimination, whether on the basis of race, sex, national origin, religion, tribal status, sexual orientation, marital status, handicap, employee benefits, union membership, leave status, or any other basis. By way of example, and not limitation, this includes claims under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the Family Medical Leave Act, and the California Family Rights Act;

c.any claims relating to compensation, including without limitation bonuses, wages, penalties, the Fair Labor Standards Act, Labor Code 200 et seq., and any applicable California Industrial Welfare Commission order, including without limitation any claims relating to compensation, benefits, and penalties;

d.wrongful termination of my employment, whether on the basis of wrongful discharge, breach of contract (express or implied), breach of any covenant of good faith and fair dealing, breach of public policy, or any other basis;

e.any conduct that may constitute a tort, such as, but not limited to, defamation, fraud, misrepresentation, invasion of privacy, intentional or negligent infliction of emotional distress, outrageous conduct, unjust enrichment, violation of public policy, prima facie tort, etc.; and

f.the Worker Adjustment and Retraining Notification (WARN) Act and any similar state law; and

g.any claim with respect to Employee's employee benefits (except for any vested rights Employee has under any employee pension or welfare benefit plan of Chevron Corporation or its affiliates including, without limitation, the Long-Term Incentive Plan of Chevron Corporation), including but not limited to claims of breach of fiduciary duty or interference with Employee’s rights protected under federal benefits law.

3.Employee expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California (or any similar law of another state). Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

4.Return of Property. Employee certifies that Employee has returned all of Company’s property, documents, and confidential information in Employee’s possession or control, including those in electronic form. Notwithstanding the foregoing, Employee is permitted to retain copies of non-confidential published information and personnel documents relating to Employee’s own employment and benefit status.

5.Confidentiality.

a.Employee has not disclosed, and will never disclose, any information regarding the substance of this Agreement including the amount of the separation payment, except to Employee’s spouse, tax advisors, and/or attorneys with whom Employee chooses to consult regarding his consideration of this Agreement, and/or as necessary to pursue an unreleased claim.

b.As a further exception, this Section does not prohibit Employee from making disclosures about this Agreement if required by legal process, but only if Employee notifies the Company of a disclosure obligation within five (5) days after Employee learns of it (unless the disclosure obligation requires Employee to disclose information in less than five (5) days from its receipt, in which case

Employee will notify the Company immediately upon its receipt) and permits the Company to take all steps it deems to be appropriate to prevent or limit the required disclosure.

6.Non-Disparagement. Employee agrees not to criticize, denigrate, or otherwise disparage the Company or its respective subsidiaries, affiliates, officers, directors, or managers, in any manner likely to be harmful to the Company or its business or business reputation. However, nothing in this Section shall prohibit Employee from complying with any lawful subpoena, court order, or similar judicial process.

7.Cooperation. Post-employment, Employee will comply with reasonable requests from the Company or its attorneys to obtain information known to Employee with respect to any matter (including litigation, investigations, or governmental proceedings) with which Employee was involved during employment.

8.Attorneys’ Fees and Costs: Employee hereby agrees that should Employee commence, join in, or in any manner seek relief in any matter contrary to the release of claims as provided for in this Agreement, Employee shall pay to the aggrieved party, in addition to any other damages caused thereby, all attorney fees and costs incurred by the aggrieved party in defending or otherwise responding to such claims.

9.Governing Law, Interpretation, and Arbitration. This Agreement shall be governed in accordance with the laws of the State of California, without regard to its conflict of laws provision. In the event of a dispute over any provision of this Agreement, the Parties shall exclusively and finally resolve any dispute between using direct negotiations, mediation, and arbitration in accordance with the employment rules of the American Arbitration Association, except that injunctive relief may be immediately sought in state or federal courts located in California to prevent harm from a breach of this Agreement. Should any provision of this Agreement be declared illegal or unenforceable by any arbitrator or court of competent jurisdiction and cannot be modified to be enforceable, such provision shall be excluded to the extent such invalidity or unenforceability; all other terms shall remain in full force and effect.

10.Non-admission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

11.Entire Agreement. This Agreement sets forth the entire agreement of the Parties and supersedes any prior agreements or understandings between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by fully authorized representatives of the parties hereto. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.

12.Acknowledgments and Affirmations.

a.Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

b.Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against Releasees with any state, federal, or local governmental agency or court or arbitrator.

c.Employee further affirms that Employee has no known workplace injuries or occupational diseases.

d.Employee also affirms that, to the best of Employee’s knowledge and belief, Employee has not divulged any proprietary or confidential information acquired by virtue of Employee’s employment and will continue to maintain the confidentiality of such information. Nothing in this Agreement releases Employee from continuing obligations to protect intellectual property belonging to any of the Releasees.

e.Nothing in this Agreement (i) limits or affects Employee’s right to challenge the validity of this Agreement, including, without limitation, a challenge under the ADEA; (ii) in any way interferes with Employee’s right and responsibility to give truthful testimony under oath; or (iii) precludes Employee from participating in an investigation, filing a charge or otherwise communicating with any federal, state or local government office, official or agency, including, but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, or the Securities and Exchange Commission.  However, Employee promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Employee personally with respect to any claims released by this Agreement.

f.Employee represents that Employee is not presently, nor has Employee ever been, enrolled in Medicare Part A or Part B. (Payments to Medicare beneficiaries may need to be reported to Medicare pursuant to Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007.)

g.Employee specifically understands and acknowledges that:
1.EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS FOLLOWING THE TERMINATION OF EMPLOYMENT TO CONSIDER THIS GENERAL RELEASE AGREEMENT. THE PARTIES AGREE THAT CHANGES, WHETHER MATERIAL OR IMMATERIAL, DO NOT RESTART THE RUNNING OF THE 21-DAY CONSIDERATION PERIOD.

2.EMPLOYEE IS SPECIFICALLY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING OF THIS GENERAL RELEASE AGREEMENT.

3.EMPLOYEE MAY REVOKE THIS GENERAL RELEASE AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT.

ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO [NAME] ([EMAIL ADDRESS]) AND DATED WITHIN SEVEN CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT. THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE THE FIRST DAY AFTER THE EXPIRATION OF THIS REVOCATION PERIOD, PROVIDED IT HAS NOT BEEN SO REVOKED.

Employee has KNOWINGLY, VOLUNTARILY, and WITHOUT COERCION decided to execute this Agreement in exchange for the consideration as set forth herein.

So executed by me this 07 day of February, 2023.

James W. Johnson
PRINT NAME

/s/ James W. Johnson
SIGNATURE

ACCEPTED:

/s/ Harriet Wu	February 10, 2023
Chevron Corporation	Date